UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

FireEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 McCarthy Blvd.

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 321-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 3, 2015, the Board of Directors (the “Board”) of FireEye, Inc. (the “Company”) appointed Michael Berry as Senior Vice President and Chief Financial Officer, effective upon the commencement of Mr. Berry’s employment with the Company, which is currently expected to be on September 21, 2015. In this role, Mr. Berry will serve as the Company’s principal financial officer and principal accounting officer. Upon Mr. Berry’s commencement of employment with the Company, Frank Verdecanna will conclude as interim Chief Financial Officer and continue as the Company’s Vice President, Finance.

Mr. Berry, age 52, has served since November 2014 as Executive Vice President and Chief Financial Officer of Informatica Corporation, which was acquired and taken private in August 2015. Prior to joining Informatica, Mr. Berry served as Chief Financial Officer at IO Data Centers from October 2013 to October 2014. Prior to joining IO, Mr. Berry served as Executive Vice President and Chief Financial Officer at SolarWinds, Inc. from November 2011 to October 2013, after joining SolarWinds as Senior Vice President and Chief Financial Officer in March 2010. Mr. Berry was also Executive Vice President, Finance and Accounting, and Chief Financial Officer of i2 Technologies, Inc., from August 2005 to January 2010. Prior to i2, Mr. Berry held various positions at The Reynolds and Reynolds Company, Inc., including as Senior Vice President of Solutions Management, Development and Operations and Senior Vice President of Services. Mr. Berry holds a B.A. in finance from Augsburg College and an M.B.A. in finance from the University of St. Thomas.

The Company entered into an offer letter with Mr. Berry (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Berry will serve as the Company’s Senior Vice President and Chief Financial Officer, reporting to the Company’s Chief Executive Officer. The Offer Letter does not provide for employment for a specified term and Mr. Berry’s employment will be on an at-will basis. The Offer Letter provides Mr. Berry with an annual base salary of $410,000 and an opportunity to earn an annual cash incentive bonus, initially with a target of $410,000, under the Company’s Employee Incentive Plan or any successor plan. Mr. Berry will also be eligible to participate in the Company’s employee benefit plans made available to similarly situated employees of the Company.

The Offer Letter provides that management of the Company will recommend to the Compensation Committee of the Board (the “Compensation Committee”) that Mr. Berry be granted (i) an award of restricted stock units covering 115,000 shares of the Company’s common stock pursuant to the Company’s 2013 Equity Incentive Plan and (ii) an award of restricted stock units with performance-based vesting covering a target of 115,000 shares of the Company’s common stock pursuant to the Company’s 2013 Equity Incentive Plan. It is contemplated that each award will vest in four equal annual installments, with the first installment for each award scheduled to vest on February 15, 2016. The awards will be subject to the terms and conditions of the related restricted stock unit award agreements and Compensation Committee approval after the commencement of Mr. Berry’s employment with the Company.

Effective upon his employment with the Company, Mr. Berry will be designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, upon his employment with the Company, Mr. Berry will be eligible for severance benefits under the Company’s Change of Control Severance Policy for Officers, and it is expected that Mr. Berry and the Company will enter into a Participation Agreement thereunder, the form of which is attached to the Offer Letter.

The Offer Letter also contains certain covenants regarding activities that Mr. Berry cannot engage in while providing services to the Company.

A copy of the Offer Letter is filed herewith as Exhibit 10.1. The foregoing description of the Offer Letter is a summary only and is qualified in its entirety by the full text of the Offer Letter, which is incorporated herein by reference.

In addition, it is expected that Mr. Berry will enter into the Company’s standard form of indemnification agreement (“Indemnification Agreement”), a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 2, 2013.

There is no arrangement or understanding between Mr. Berry and any other persons pursuant to which Mr. Berry was selected as an officer. There are no family relationships between Mr. Berry and any director or executive officer of the Company and, other than as described above, no transactions involving Mr. Berry that would require disclosure under Item 404(a) of Regulation S-K.

Election of Director

On September 3, 2015, the Board appointed Deepak Ahuja to serve as a member of the Board, effective immediately. Mr. Ahuja will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2018. The Company expects that Mr. Ahuja will be appointed as a member of the Audit Committee of the Board at a later date.

Deepak Ahuja, age 52, has served as the Chief Financial Officer of Tesla Motors, Inc. since July 2008. Prior to joining Tesla Motors, Mr. Ahuja served in various positions at Ford Motor Company from August 1993 to July 2008, most recently as the Vehicle Line Controller of Small Cars Product Development from July 2006 to July 2008, and as Chief Financial Officer for Ford of Southern Africa from February 2003 to June 2006. Mr. Ahuja also served as the Chief Financial Officer for Auto Alliance International, a joint venture between Ford and Mazda, from September 2000 to February 2003. Mr. Ahuja holds an M.S.I.A. (which was subsequently redesignated as an M.B.A.) from Carnegie Mellon University, an M.S. in materials engineering from Northwestern University and a B. Tech in ceramic engineering from Banaras Hindu University in India.

The Board has determined that Mr. Ahuja is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of The NASDAQ Stock Market.

There is no arrangement or understanding between Mr. Ahuja and any other persons pursuant to which Mr. Ahuja was selected as a director. Other than as described below, there are no transactions involving Mr. Ahuja that would require disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s Outside Director Compensation Policy (the “Outside Director Compensation Policy”), Mr. Ahuja was granted a restricted stock unit award on September 3, 2015 covering 10,851 shares of the Company’s common stock. The award will vest over three years, with one-third (1/3rd) of the restricted stock units subject to the award vesting on each anniversary of the date of grant, in each case subject to Mr. Ahuja continuing to serve on the Board through the applicable vesting date. The restricted stock units are subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and the related restricted stock unit award agreement. Furthermore, Mr. Ahuja is entitled to receive additional annual equity awards in accordance with the terms and conditions of the Outside Director Compensation Policy. The Company will also reimburse Mr. Ahuja for reasonable expenses in connection with his services to the Company and attendance of Board and committee meetings in accordance with the Company’s established policies. A copy of the offer letter between Mr. Ahuja and the Company is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing description of the offer letter between Mr. Ahuja and the Company is a summary only and is qualified in its entirety by the full text of the offer letter between Mr. Ahuja and the Company, which is incorporated herein by reference.

In addition, the Company has entered into an Indemnification Agreement with Mr. Ahuja.

Item 7.01	Regulation FD Disclosure.

On September 8, 2015, the Company issued a press release announcing the appointment of Michael Berry as Senior Vice President and Chief Financial Officer and the appointment of Deepak Ahuja to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between the Registrant and Michael Berry, dated August 25, 2015

10.2	Offer Letter between the Registrant and Deepak Ahuja, dated August 27, 2015

99.1	Press release dated September 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: September 8, 2015	By:	/s/ Alexa King
Alexa King
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between the Registrant and Michael Berry, dated August 25, 2015

10.2	Offer Letter between the Registrant and Deepak Ahuja, dated August 27, 2015

99.1	Press release dated September 8, 2015